Exhibit 99.01

Keynote Appoints Erik Prusch, Clearwire CEO, to Board of Directors

SAN MATEO, Calif.--(BUSINESS WIRE)--April 30, 2013--Keynote (NASDAQ: KEYN), the global leader in mobile and web cloud testing & monitoring, appointed to its board of directors Erik Prusch, President, Chief Executive Officer and Director of Clearwire Corporation (NASDAQ:CLWR).

Umang Gupta, Chairman and CEO of Keynote, said: “We welcome Erik to the Keynote board. He brings to us significant experience leading technology businesses with a focus on software and, more recently, wireless telecom. Throughout Erik’s career, he has supported companies through rapid expansion, operational scaling, and growth financing. We believe his guidance will be most valuable, especially as mobile market adoption increases.”

Prusch added, “As a pioneer in the Software-as-a-Service model, and now with a growing presence in mobile markets, Keynote is well positioned for long-term growth. I am pleased to add my software and wireless experience to Keynote’s board and look forward to working with the board and management to scale the business.”

Erik Prusch

Prusch has served as Clearwire’s CEO since August 2011 and has served as a director of Clearwire since February 2012. Prior to being appointed as Chief Executive Officer in August 2011, Prusch served as Chief Operating Officer from March 2011 to August 2011 and Chief Financial Officer from August 2009 to March 2011. Since joining Clearwire, Prusch led efforts to raise over $6 billion in equity and debt to fund the company's growth. During his tenure, revenue increased by 427% to an annualized run rate of over $1.2 billion, the subscriber base grew by 1,352%, and margins improved by 80 percentage points through careful expense controls. Prior to Clearwire, Prusch served as President and Chief Executive Officer of Borland Software from December 2008 to July 2009, where he led the restructuring of the company and returned the business to profitability. Other leadership roles included VP of finance in Intuit's TurboTax division; CFO of Identix Incorporated; and VP and CFO, Finance and Operations at Gateway Computers, Incorporated. Prusch began his career at Touche Ross and PepsiCo. He holds a Bachelor of Administration degree from Yale University and an M.B.A. from the Stern School of Business at New York University.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations.

Forward-looking statements in this release include, but are not limited to, future prospects. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as risks related to Keynote’s ability to successfully market and sell its services to new or existing customers, especially mobile enterprise customers; the uncertain impact global economic conditions, particularly in Europe, will have on Keynote’s business or the businesses of current or potential customers; the timing of achieving customer acceptance for certain of Keynote’s products, which affects the timing of revenue recognition; Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services; the extent to which demand for Keynote’s various services fluctuates; the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers; Keynote’s ability to attract and retain new customers; Keynote’s ability to operate its international operations and manage related costs successfully; the impact of changes in foreign exchange rates, which can be significant; Keynote’s ability to retain key employees; pricing pressure with respect to Keynote’s services; unforeseen expenses; competition in Keynote’s markets; costs associated with any future acquisitions; the effect of acquisitions by competitors in Keynote’s target markets; and Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2012, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statements or reasons why results might differ.

About Keynote

Keynote® (NASDAQ:KEYN) is the global leader in Internet and mobile cloud testing & monitoring. Keynote maintains the world’s largest on-demand performance monitoring and testing infrastructure for Web and mobile sites comprised of over 7,000 measurement computers and mobile devices in over 275 locations around the world that enable companies to continuously improve the online and mobile experience. Known as ‘The Mobile and Internet Performance Authority™,’ Keynote offers three market-leading product platforms:

Keynote Perspective® provides on-demand performance monitoring for enterprise Web and mobile sites including online portals, e-commerce sites and B2B sites. Over 2,000 customers rely on Keynote Perspective services to know precisely how their websites, content, and applications perform on actual browsers, networks, and mobile devices.

Keynote DeviceAnywhere® is an enterprise-class, cloud-based, mobile application lifecycle management (ALM) testing & quality assurance platform. It is used by over 1,000 mobile developers and enterprises to deliver mobile applications, content and services faster while reducing downtime and testing costs.

Keynote SIGOS® offers active end-to-end Quality of Service (QoS) testing and monitoring solutions for mobile, fixed and VoIP communications. Its SITE and Global Roamer products are used by over 200 network operators, content providers, carriers and regulators in over 100 countries worldwide.

Keynote's 4,000 customers represent top Internet and mobile companies and include American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone. Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at http://www.keynote.com/ or by phone in the U.S. at 1-800-KEYNOTE.

The trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries include Keynote®, DataPulse®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, keynote® The Mobile & Internet Performance Authority™, Keynote FlexUse®, Keynote DeviceAnywhere®, Keynote DeviceAnywhere Test Center®, Keynote DemoAnywhere® and Keynote MonitorAnywhere® All related trademarks, trade names, logos, characters, design and trade dress are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries and may not be used without written permission. All other trademarks are the property of their respective owners.

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